UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2015  (February 13, 2015)

INTERACTIVE INTELLIGENCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)   Compensatory Arrangements of Named Executive Officers.

2015 Executive Compensation

On February 13, 2015, the Compensation Committee of the Board of Directors of Interactive Intelligence Group, Inc. (the “Company”) approved annual compensation arrangements, for the year beginning January 1, 2015, for the Company’s executive officers, including the following “Named Executive Officers” included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2014 (the “Proxy Statement”):

Name	Title/Position
Donald E. Brown, M.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Stephen R. Head	Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer)

Gary R. Blough	Chief International Officer, Senior Vice President of International Sales

In January 2014, the Company reorganized its executive structure.  As a result, Hans W. Heltzel, who was one of the Named Executive Officers in the Proxy Statement, is no longer an executive officer of the Company.  In accordance with the instructions to Item 5.02 of Form 8-K, for purposes of this Form 8-K, he is considered a “Named Executive Officer.”  Mr. Heltzel’s base salary and incentive compensation for 2015 have not yet been determined, but the equity awards granted to him for 2015 are set forth below.

The 2015 base salaries for each of the Named Executive Officers are as follows: Dr. Brown, $500,000; Mr. Head, $320,000; and Mr. Blough, $260,000.

For purposes of the 2015 incentive compensation arrangements discussed below,  non-GAAP measures are used, which adjust GAAP numbers for purchase accounting adjustments, non-cash stock-based compensation expense and the amortization of certain intangible assets related to acquisitions.

Dr. Brown, Mr. Head and Mr. Blough are each eligible for a Gross Profits on Orders Bonus (GPOB). The GPOB is earned and paid quarterly based on actual year-to-date gross profit on orders, which includes annual recurring revenue for new cloud orders plus 60% of the gross profit value of on-premises orders, including first year support, compared to 85% of the target year-to-date gross profit on orders. For the first three quarters of the year, payments will be limited to 100% of the target increase. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. If the actual annual gross profit on orders equals the annual target gross profit on orders, Dr. Brown, Mr. Head and Mr. Blough will earn a bonus of $250,000, $102,500 and $137,500, respectively, for 2015. Amounts earned under the GPOB will be paid in shares of the Company’s common stock in lieu of cash, which shares will be issued under the Company’s 2006 Equity Incentive Plan, as amended (the “2006 Plan”).

Dr. Brown, Mr. Head and Mr. Blough are each eligible for an Operating Cash Flow Bonus (OCFB). The OCFB is earned and paid quarterly based on actual year-to-date cash flow from operations, capital expenditures and capitalized software, net compared to target. To the extent that actual year-to-date capital expenditures plus capitalized software, net exceeds the target year-to-date capital expenditures plus capitalized software, net, the difference shall be deducted from the actual year-to-date cash flow from operations when determining the amount of the OCFB earned. To the extent that actual year-to-date capital expenditures plus capitalized software, net is less than the target year-to-date capital expenditures plus capitalized software, net, the difference shall be added to the actual year-to-date cash flow from operations when determining the amount of the OCFB earned. 50% of the amount of the OCFB will be paid if actual year-to-date cash flow from operations (after adjustment for capital expenditures and capitalized software, net) is $10 million less than the target year-to-date cash flow from operations (after adjustment for capital expenditures and capitalized software, net), and an incrementally greater percent will be earned up to a maximum of 100% of the OCFB in the first three quarters and 150% of the OCFB in the fourth quarter if the actual year-to-date cash flow from operations (after adjustment for capital expenditures and capitalized software, net) equals the target year-to-date cash flow from operations (after adjustment for capital expenditures and capitalized software, net). Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. If the actual 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net) equals the target 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net), Dr. Brown, Mr. Head and Mr. Blough will earn a bonus of $250,000, $102,500 and $137,500, respectively for 2015. Amounts earned under the OCFB will be paid in shares of the Company’s common stock in lieu of cash, which shares will be issued under the 2006 Plan.

On February 13, 2015, the Compensation Committee also approved the form of performance-based restricted stock unit award agreement (the “Performance-Based RSU Agreement”), to be used for performance-based restricted stock units (“RSUs”) granted to participants under the 2006 Plan, including the Named Executive Officers.  Awards under the form of Performance-Based RSU Agreement will earned based on the Company meeting specified performance criteria, and earned awards will be subject to additional time-based vesting.  The foregoing description of the Performance-Based RSU Agreement is intended only as a summary and is qualified in its entirety by reference to the form of Performance-Based RSU Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The 2006 Plan was previously filed as Exhibit 10.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on May 24, 2013.

On February 13, 2015, the Compensation Committee granted the following time-based and performance-based RSUs to the Named Executive Officers:

Name	Time-Based RSUs	Performance-Based RSUs
Donald E. Brown	16,500	16,500
Stephen R. Head	8,250	8,250
Gary R. Blough	7,000	7,000
Hans W. Heltzel	2,500	2,500

The time-based RSUs will vest equally on each of February 13, 2016, 2017, 2018 and 2019.

The performance-based RSUs will be earned based on 2015 performance. 25% of the total performance-based RSUs will be earned if the Company’s actual 2015 gross profit on orders, which includes annual recurring revenue for new cloud orders plus 60% of the gross profit value of on-premises orders, including first year support, equals 85% of the target 2015 gross profit on orders, and an incrementally greater percent will be earned up to 50% of the total performance-based RSUs if the actual 2015 gross profit on orders equals or exceeds the target 2015 gross profit on orders.  25% of the total performance-based RSUs will be earned if the Company’s actual 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net), as described above, is $10 million less than the target 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net), and an incrementally greater percent will be earned up to 50% of the total performance-based RSUs if the actual 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net), equals or exceeds the target 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net).  One-fourth of the earned performance-based RSUs will vest on the later of February 13, 2016 or the date the Compensation Committee determines the number of performance-based RSUs that were earned.  An additional one-fourth of the earned performance-based RSUs will vest on each of February 13, 2017, 2018 and 2019.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following item is filed as an exhibit to this current report on Form 8-K:

ExhibitDescription

10.1Form of Performance-Based Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: February 20, 2015	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

ExhibitDescription

10.1Form of Performance-Based Restricted Stock Unit Award Agreement